UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2005 (June 10, 2005)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 401-8742

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

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Item 7.01. Regulation FD Disclosure.

On June 10, 2005, the National Association of Securities Dealers, Inc. (“NASD”) issued a letter to holders of warrants issued by NASD to purchase shares of Nasdaq’s common stock. The letter advised the holders of certain possible steps that NASD and Nasdaq were considering with respect to the warrants. The warrants were issued by NASD in private placements in 2000 and 2001. Each warrant entitles the holder to purchase one share in each of four one-year exercise periods. The first two exercise periods have expired. The third exercise period carries an exercise price per share of $15 and will expire on June 27, 2005. The fourth and final exercise period, which begins June 28, 2005, carries an exercise price per share is $16 and will expire on June 27, 2006.

NASD is working with Nasdaq to amend the Voting Trust Agreement, dated as of June 28, 2000, among NASD, Nasdaq and The Bank of New York, as amended (“Voting Trust”), to which the warrants are subject. Under the Voting Trust, the certificates for the shares of common stock issued upon exercise of warrants are held in trust and the owners receive voting trust certificates representing the shares. Voting trust certificates can be returned for the actual stock certificates after Nasdaq is registered as a national securities exchange pursuant to the Securities Exchange Act of 1934 (“Exchange Registration”). Once effective, the amendment to the Voting Trust would be designed to permit holders of exercised warrants receive stock certificates instead of the voting trust certificates prior to Exchange Registration.

NASD also is working with Nasdaq on the filing of a registration statement that would permit the shares of common stock underlying warrants to be freely transferable. Any such registration statement is expected to be filed by August 31, 2005, subject to approvals, including by Nasdaq’s Board of Directors. Any registration statement would also have to be declared effective by the SEC.

The shares of common stock underlying the warrants are all outstanding and are therefore already included in Nasdaq’s calculation of shares outstanding. 10,806,494 shares of common stock are exercisable in each of the third and fourth exercise periods. NASD previously indicated that warrants for a total of 42,580 were exercised during the first and second exercise periods. The remaining shares of common stock during the first and second exercise periods reverted to NASD, which sold 16,586,980 of these shares of common stock in an underwritten public offering in February 2005.

Holders with questions concerning lost certificates or how to exercise warrants should contact Mellon Investor Services at 1-877-282-1322. Holders with transfer requests or seeking additional information should contact NASD at 1-240-386-5291 or 1-240-386-5309.

The information set forth under “Item 7.01 Regulation FD Disclosure” is intended to be furnished pursuant to Item 7.01. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Certain statements in this Current Report on Form 8-K contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, competition, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers should carefully review Nasdaq’s periodic reports, including its Annual Report on Form 10-K,, including but not limited to our financial statements and the notes thereto and the risks described in “Item 1. Business—Risk Factors.” Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, Nasdaq claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2005	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ David P. Warren
David P. Warren Executive Vice President and Chief Financial Officer

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